Exhibit 1

                             JOINT FILING AGREEMENT


     The undersigned hereby agree that the attached Statement on Schedule 13D relating to the Ordinary Shares, NIS 0.12 nominal (par) value per share of Scitex Corporation Ltd. is filed on behalf of each of them.

Dated:  August 2, 2004





                                         /s/Ilan Ben Dov
                                         ---------------
                                         Mr. Ilan Ben Dov


                                         SUNY ELECTRONICS LTD.


                                         By: /s/Ilan Ben Dov
                                             ---------------
                                             Mr. Ilan Ben Dov
                                             Chief Executive Officer and
                                             Chairman of the Board of Directors



                                         BEN DOV HOLDINGS LTD.


                                         By: /s/Ilan Ben Dov
                                             ---------------
                                             Mr. Ilan Ben Dov
                                             Chief Executive Officer and
                                             Chairman of the Board of Directors



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